UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2007 (January 8, 2007)
Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 551-8200
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
     On January 8, 2007, Alnylam Pharmaceuticals, Inc. issued a press release reconfirming its cash guidance for the year ended December 31, 2006. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.
     The information in Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 3.02. Unregistered Sales of Equity Securities
Inex Pharmaceuticals Corporation
     On January 8, 2007, Alnylam Pharmaceuticals, Inc. (“Alnylam”) entered into a License and Collaboration Agreement (the “Collaboration Agreement”) with Inex Pharmaceuticals Corporation (“Inex”), pursuant to which, among other things, Inex granted Alnylam a worldwide exclusive license to Inex’s liposomal delivery formulation technology for the discovery, development and commercialization of RNAi therapeutics.
     Under the terms of the Collaboration Agreement, Alnylam will pay Inex an upfront fee of $8,000,000 by issuing Inex 361,990 shares of Alnylam common stock (the “Shares”) on January 16, 2007. In addition, on February 23, 2007, Alnylam will be required to make a cash payment to Inex equal to the amount, if any, by which the sum of (1) the value of the shares held by Inex on February 16, 2007 (using a value per share equal to the average of the closing sales prices for the Common Stock on the NASDAQ Global Market on February 14 and 15, 2007), plus (2) the net proceeds to Inex from the sale of any Shares prior to February 16, 2007, is less than $8,000,000.
     Alnylam has agreed, pursuant to the terms of the Collaboration Agreement, to file an automatic resale registration statement with the Securities and Exchange Commission prior to January 18, 2007, pursuant to which Inex may sell the Shares from time to time.
     Alnylam is issuing the Shares to Inex in reliance on the exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) promulgated thereunder relative to sales by an issuer not involving any public offering. Inex has represented to Alnylam in the Collaboration Agreement that it will be acquiring the Shares for investment, that it can bear the risks of the investment and that it has received from Alnylam and Alnylam’s management all of the information that Inex considers appropriate to evaluate whether to purchase the Shares.

Novartis Pharma AG
     Pursuant to the terms of the investor rights agreement by and between Alnylam and Novartis Pharma AG (“Novartis”) dated September 6, 2005 (the “Novartis Agreement”), in connection with the issuance of the Shares to Inex, Novartis will have the right to purchase from Alnylam up to a number of shares such that its percentage ownership of Alnylam’s outstanding shares of common stock before and after the issuance of the Shares remains the same. Accordingly, Novartis will have the right to purchase up to 70,431 shares of Alnylam common stock at a purchase price of $21.88 per share, which is referred to as the first market price, if it exercises this purchase right within the 30-day period after the date it is notified of the issuance to Inex. If Novartis does not exercise its purchase right with this 30-day period, it will again be able to exercise it right to the purchase the shares for a ten day period beginning on or about June 25, 2007 at a purchase price that is a 10% premium to the first market price or is a 10% premium to the market price at the time it purchases the shares, whichever is greater. Alnylam cannot provide any assurance as to the exact number of shares of its common stock that Novartis will purchase, if any, in connection with the issuance of Shares to Inex.
     If any shares are issued to Novartis pursuant to the exercise of this purchase right, Alnylam expects to issue such shares in reliance on the exemption from registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(2) promulgated thereunder relative to sales by an issuer not involving a public offering.
Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

	99.1	Press Release dated January 8, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.
Date: January 12, 2007	By:	/s/ Patricia L. Allen
Patricia L. Allen
Vice President of Finance

EXHIBIT INDEX
Exhibit

No.	Description

99.1	Press Release dated January 8, 2007.